                                                                    EXHIBIT 10.5


                         CONSULTING SERVICES AGREEMENT
                         -----------------------------


     This Consulting Services Agreement dated May 6, 1996 (the "Agreement") is made and entered into by and between Magnetic Bearing Technologies, Inc., a Texas corporation (the "Company"), and Eric L. Jones ("Consultant").

     1.   Term of the Agreement.  The Company hereby engages Consultant to
          ---------------------
perform certain consulting services described herein, and Consultant hereby accepts such engagement with the Company for an initial term of one year, commencing on the date hereof (the "Initial Term"). Upon the expiration of the Initial Term, unless either party shall have given the other notice of its intent to terminate the Agreement in the manner provided in Section 6, the Agreement shall renew and extend for successive one month terms until terminated in the manner provided in Section 6.

     2.   Duties and Obligations.
          ----------------------

          a. Consultant initially shall be Chairman of the Board of Directors of the Company (the "Board") and shall have such powers and duties customarily associated with his position as a member of the Board. In his capacity as a consultant and as Chairman of the Board, Consultant shall advise the Company with respect to general corporate strategy, as well as, but not limited to, finance, budgeting, marketing, administration, acquisitions and corporate partnering.

          b. During the term of this Agreement, Consultant shall devote an average of approximately ten hours per week to the provision of services hereunder.

          c. Consultant currently is subject to a Proprietary Information and Nondisclosure Agreement with the Company and agrees to remain subject to such agreement or to such other similar agreement as the Company and Consultant may later agree during the term of the Agreement.

     3.   Compensation.  As partial compensation for the services of Consultant,
          ------------
during the Initial term, the Company shall pay to Consultant a fee of $6,250 per month (prorated for any partial month in which services are rendered), resulting in a fee of $75,000 during the Initial Term. Compensation for additional terms during which this Agreement is in effect shall be agreed to by Consultant and the Company's Board of Directors.

     4.   Equity Interest in the Company.  As additional compensation for the
          ------------------------------
services of Consultant, Consultant shall be granted, concurrent with the execution of this Agreement, options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.40 per share, which options shall be governed exclusively by the Stock Option Agreement substantially in the form attached hereto as Exhibit A (the "Option Agreement").

Any subsequent option grants to Consultant, in his capacity as consultant or otherwise, shall be at the discretion of the Board of Directors.


     5.   Expenses.  The Company shall promptly reimburse Consultant for all
          --------
reasonable out-of-pocket expenses incurred in connection with the provisions of consulting services to the Company, including costs Consultant incurs in attending Board meetings. Consultant shall provide the Company with monthly invoices detailing expense reimbursements which Consultant believes are due under this Agreement, and shall itemize and provide receipts for expenses upon request.

     6.   Termination of Consulting Services. Consultant may terminate this
          ----------------------------------
Agreement at any time, including during the Initial Term, by delivery to the Company of 30 days prior notice. During any period in which the Agreement is in effect, including the Initial Term, the Company may terminate this Agreement for "Cause." After the Initial Term, either party may terminate the Agreement upon 30 days prior notice. For purposes of this Agreement, "Cause" shall mean any of the following: gross misconduct or acts of commission or omission that involve a conviction for fraud, embezzlement or misappropriation of any property or proprietary information of the Company.

     7.   Miscellaneous.
          -------------

          a.  Independent Contractor.  Consultant is an independent contractor
              ----------------------
and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers' compensation insurance, if any be required.

          b.  Governing Law.  This Agreement shall be interpreted, construed,
              -------------
governed and enforced according to the laws of the State of Texas.

          c.  Severability.  If any provision of this Agreement is determined by
              ------------
a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain in full force and effect.

          d.  Successors and Assigns.  The rights and obligations of the Company
              ----------------------
under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Consultant shall not be entitled to assign any of his rights or obligations under this Agreement.

          e.  Entire Agreement.  This Agreement, together with the Stock Option
              ----------------
Agreement and the Proprietary Information and Nondisclosure Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may be amended or modified only pursuant to a writing signed by Consultant and an authorized representative of the Company.

          f.  Notices.  Any notice or other communication required or permitted
              -------
to be given hereunder shall be in writing and shall be given by U.S. mail, certified and postage prepaid, by overnight courier or by hand delivery at the address set forth below such party's name on the signature page hereto. Any notice shall be deemed to have been received at the time it is delivered. Notice of change of address shall also be governed by this section or may be delivered by first-class mail or by facsimile.

          g.  Counterparts.  This Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Consulting Services Agreement as of the date set forth above.



                              CONSULTANT

                              /s/ ERIC L. JONES

                              Eric L. Jones

                              10528 Glass Mountain Trail
                              Austin, TX  78750
                              Fax: 512.258.9433


                              MAGNETIC BEARING TECHNOLOGIES, INC.


                              By: /S/ Joseph F. Pinkerton, III
                                 -----------------------------
                                 Joseph F. Pinkerton, III
                                 President

                              11525 Stonehollow Drive, Suite 135
                              Austin, TX  78758
                              Fax:  512.836.4511